Exhibit 99.1

Omnicell Announces Pricing of $150 Million Convertible Senior Notes Offering

FORT WORTH, Texas – November 20, 2024 – Omnicell, Inc. (NASDAQ: OMCL) (“Omnicell”) today announced the pricing of $150.0 million aggregate principal amount of 1.00% Convertible Senior Notes due 2029 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Omnicell also granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $22.5 million aggregate principal amount of notes. The sale of the notes is expected to close on November 22, 2024, subject to customary closing conditions.

The notes will be senior unsecured obligations of Omnicell and will accrue interest payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025 at a rate of 1.00% per annum. The notes will mature on December 1, 2029, unless earlier converted, redeemed or repurchased.

Omnicell estimates that the net proceeds from the offering will be approximately $144.2 million (or approximately $166.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and estimated expenses. Omnicell expects to use approximately $13.1 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Omnicell from the sale of warrants in the warrant transactions described below). In addition, Omnicell expects to use the remaining net proceeds from the offering, together with cash on hand, to repurchase for approximately $391.2 million in cash $400.0 million aggregate principal amount of Omnicell’s outstanding 0.25% Convertible Senior Notes due 2025 (the “2025 notes”) as described below. If the initial purchasers exercise their option to purchase additional notes, Omnicell expects to sell additional warrants to the option counterparties and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions and the remaining net proceeds for repurchases of the 2025 notes or for working capital and other general corporate purposes.

Noteholders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding August 1, 2029 only upon the occurrence of certain circumstances. On or after August 1, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, noteholders may convert all or any portion of their notes at any time.

Upon conversion, Omnicell will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Omnicell’s common stock or a combination of cash and shares of Omnicell’s common stock, at Omnicell’s election, in respect of the remainder, if any, of Omnicell’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The conversion rate will initially be 17.4662 shares of Omnicell’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $57.25 per share of Omnicell’s common stock). The initial conversion price of the notes represents a premium of approximately 35% over the last reported sale price of Omnicell’s common stock on the Nasdaq Global Select Market on November 19, 2024. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Omnicell delivers a notice of redemption, Omnicell will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

Omnicell may not redeem the notes prior to December 6, 2027. Omnicell may redeem for cash all or any portion of the notes (subject to certain limitations), at Omnicell’s option, on or after December 6, 2027 if the last reported sale price of Omnicell’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Omnicell provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

If Omnicell undergoes a fundamental change (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, noteholders may require Omnicell to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Omnicell entered into convertible note hedge transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). Omnicell also entered into warrant transactions with the option counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to Omnicell’s common stock upon any conversion of notes and/or offset any cash payments Omnicell is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect on Omnicell’s common stock to the extent that the market price per share of Omnicell’s common stock exceeds the strike price of the warrants. The strike price of the warrant transactions will initially be $84.82 per share, which represents a premium of 100% over the last reported sale price of Omnicell’s common stock on the Nasdaq Global Select Market on November 19, 2024, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their option to purchase additional notes, Omnicell expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, Omnicell expects the option counterparties or their respective affiliates to enter into various derivative transactions with respect to Omnicell’s common stock and/or purchase shares of Omnicell’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Omnicell’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Omnicell’s common stock and/or purchasing or selling Omnicell’s common stock or other securities of Omnicell in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so in connection with any conversion, redemption or repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Omnicell’s common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Omnicell’s common stock, if any, and value of the consideration, if any, that a noteholder will receive upon conversion of the notes.

Concurrently with the pricing of the notes in the offering, Omnicell entered into separate and individually negotiated transactions with certain holders of the 2025 notes to repurchase for approximately $391.2 million in cash, $400.0 million aggregate principal amount of its 2025 notes, including accrued and unpaid interest on the 2025 notes, on terms negotiated with each holder through one of the initial purchasers and/or its affiliate (the “note repurchases”). This press release is not an offer to repurchase the 2025 notes and the offering of the notes is not contingent upon the repurchase of the 2025 notes.

Omnicell expects that holders of the 2025 notes that are repurchased by Omnicell as described above may enter into or unwind various derivatives with respect to Omnicell’s common stock (including entering into derivatives with one or more of the initial purchasers in the offering or their respective affiliates) and/or purchase or sell shares of Omnicell’s common stock concurrently with or shortly after the pricing of the notes. In connection with the issuance of the 2025 notes, Omnicell entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) and warrant transactions (the “existing warrant transactions” and, together with the existing convertible note hedge transactions, the “existing call spread transactions”) with one of their initial purchasers and certain financial institutions (the “existing counterparties”). In connection with the note repurchases, Omnicell expects to enter into agreements with the existing counterparties to unwind a portion of the existing convertible note hedge transactions in a notional amount corresponding to the principal amount of the 2025 notes so repurchased. In addition, Omnicell expects to enter into agreements with the existing counterparties to unwind a portion of the existing warrant transactions with respect to a number of shares of Omnicell’s common stock equal to the notional shares underlying such 2025 notes so repurchased.

In connection with such expected terminations and the related unwinding of the existing hedge position of the existing counterparties with respect to such transactions, such existing counterparties and/or their respective affiliates may sell shares of Omnicell’s common stock in secondary market transactions and/or unwind various derivative transactions with respect to Omnicell’s common stock concurrently with or shortly after the pricing of the notes.

The repurchases of the 2025 notes and the expected unwind of the existing call spread transactions described above, and the potential related market activities by holders of the 2025 notes that are repurchased and the existing counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Omnicell’s common stock, which may affect the trading price of the notes offered in the offering at that time and, to the extent effected concurrently with the pricing of this offering, the initial conversion price of the notes. Omnicell cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered in the offering or its common stock. Neither the notes, nor the shares of Omnicell’s common stock issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Omnicell

Since 1992, Omnicell has been committed to transforming pharmacy care through outcomes-centric innovation designed to optimize clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics, smart devices, intelligent software, and expert services, Omnicell solutions are helping healthcare facilities worldwide to reduce costs, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry vision of the Autonomous Pharmacy.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties, including statements concerning the closing of the offering of the notes, the convertible note hedge and warrant transactions, the note repurchases and the unwind of the existing call spread transactions, the anticipated use of proceeds from the offering, including the note repurchases, and the potential impact of the foregoing or related transactions on dilution to holders of Omnicell’s common stock, and the market price of Omnicell’s common stock or the notes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Omnicell’s plans. These risks include, but are not limited to, market risks, trends and conditions, Omnicell’s ability to complete the offering, the convertible note hedge and warrant transactions, the note repurchases and/or the unwind of the existing call spread transactions, on the expected terms, or at all, whether Omnicell will be able to satisfy closing conditions related to the offering, the convertible note hedge and warrant transactions, the note repurchases and/or the unwind of the existing call spread transactions, unanticipated uses of capital and those risks included in the section titled “Risk Factors” in Omnicell’s Securities and Exchange Commission (“SEC”) filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2023 and other filings that Omnicell makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact

Kathleen Nemeth

Senior Vice President, Investor Relations

650-435-3318

Kathleen.Nemeth@omnicell.com